IDS Special Tax-Exempt Series Trust
File No.33-5102/811-4647

                              EXHIBIT INDEX

Exhibit 9(b):     Copy of Transfer Agency Agreement

Exhibit 10:       Opinion of Counsel

Exhibit 11:       Independent Auditors' Consent

Exhibit 17:       Financial Data Schedules

Exhibit 19(a)     Trustees' Power of Attorney